Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q1 2014 Results

New York, NY – May 14, 2014 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter ended March 31, 2014.

Business Update

Silvercrest experienced solid growth in its assets under management for the first quarter ended March 31, 2014 along with increased revenue. As of March 31, 2014, assets under management had risen to $16.2 billion from $15.7 billion as of December 31, 2013. The firm’s growth was due to strong organic growth in both our core family wealth business and continued progress building our institutional business. We are pleased with continued progress on our growth strategy due to the dedicated efforts of the firm’s partners and employees.

Our next dividend will be $0.12 cents per Class A share payable on June 20, 2014 to Class A shareholders of record on June 13, 2014.

First Quarter 2014 Highlights

•	Assets Under Management (“AUM”) of $16.2 billion at March 31, 2014
•	Revenue of $16.7 million
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.2 million and $0.9 million, respectively
•	Basic and diluted net income per share of $0.13
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $5.0 million
•	Adjusted net income[1] of $2.3 million
•	Adjusted basic and diluted earnings per share[1] of $0.19

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended March 31,
(in thousands except as indicated)	2014	2013[3]
Revenue	$16,720	$13,685
Income before other (expense) income, net	$3,795	$5,774
Net income	$2,241	$5,464
Net income attributable to Silvercrest	$944	NA
Adjusted EBITDA[1]	$4,981	$4,137
Adjusted EBITDA margin[1]	29.8%	30.2%
Adjusted net income[1]	$2,320	$1,830
Adjusted basic earnings per share[1]	$0.19	$0.18
Adjusted diluted earnings per share[1]	$0.19	$0.17
Assets under management at period end (in billions)	$16.2	$13.6
Average assets under management (in billions)[2]	$16.0	$12.4

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

AUM Increased to $16.2 billion

Silvercrest’s AUM increased by $2.6 billion, or 19.1%, to $16.2 billion at March 31, 2014 from $13.6 billion at March 31, 2013.  The increase was attributable to $1.6 billion in market appreciation in addition to net client inflows of $1.0 billion.

Silvercrest’s AUM increased by $0.5 billion, or 3.2%, to $16.2 billion at March 31, 2014 from $15.7 billion at December 31, 2013.  The increase was attributable to net client inflows of $0.6 billion.

First Quarter 2014 vs. First Quarter 2013

Revenue increased by $3.0 million, or 22.2%, to $16.7 million for the three months ended March 31, 2014, from $13.7 million for the three months ended March 31, 2013. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $5.0 million, or 63.4%, to $12.9 million for the three months ended March 31, 2014 from $7.9 million for the three months ended March 31, 2013. This increase was primarily attributable to an increase in compensation and benefits expense of $4.5 million.  General and administrative expenses increased by $0.5 million for the three months ended March 31, 2014 from the same period in the prior year.  The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for bonuses of $4.1 million as a result of the recognition of partner incentive payments as compensation expense that began in the third quarter of 2013 subsequent to the completion of our IPO.  Prior to our IPO, partner incentive payments were treated as distributions of net income when paid.  General and administrative expenses increased primarily as a result of an increase in occupancy and related expenses due to reduced subtenant rental income and an increase to the provision for doubtful accounts due to higher revenue levels.

Consolidated net income was $2.2 million.  Net income attributable to Silvercrest was $0.9 million, or $0.13 per basic and diluted share for the three months ended March 31, 2014.The Company’s Adjusted Net Income1 was $2.3 million, or $0.19 per adjusted basic and diluted share4 for the three months ended March 31, 2014.

Adjusted EBITDA1 was $5.0 million or 29.8% of revenue for the three months ended March 31, 2014 as compared to $4.1 million or 30.2% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]	The Company has computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

The Company became the general partner of Silvercrest L.P. on June 26, 2013, but net income of Silvercrest L.P. was allocated to the Company effective July 2013 as allocable net income prior to July 2013 was de minimis.  Accordingly, the Condensed Consolidated Statements of Operations for the three months ended March 31, 2013 are those of the Company’s accounting predecessor, Silvercrest L.P., and as a result, did not take into consideration changes related to the Company’s initial public offering.

[4]

Adjusted basic and diluted earnings per share measures for the year ended March 31, 2014 are based on the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2014.

Liquidity and Capital Resources

Cash and cash equivalents were $19.0 million at March 31, 2014, compared to $27.1 million at December 31, 2013. Silvercrest L.P. had notes payable of $8.2 million at March 31, 2014 and $8.3 million at December 31, 2013. As of March 31, 2014 and December 31, 2013, the principal balance on our revolving credit facility with City National Bank was $3.0 million.  In July 2013, Silvercrest completed its initial public offering of 4,790,684 of its Class A common shares at $11.00 per share (the “IPO”).  Silvercrest’s stock began trading on June 27, 2013 on NASDAQ under the symbol “SAMG”.  The net proceeds from the IPO, which were received on July 2, 2013, were $47.9 million.  In connection with the IPO, the Company used a portion of the net proceeds to purchase 3,540,684 Class B units from partners of Silvercrest L.P. for $35.4 million.  The amounts due to Silvercrest L.P. partners were paid out on July 2, 2013.  Furthermore, on July 12, 2013, Silvercrest sold an additional 718,603 shares of its Class A common stock at $11.00 per share pursuant to the underwriters’ exercise in full of the over-allotment option that Silvercrest granted to the underwriters in connection with its IPO.  The net proceeds from this exercise, which were received on July 12, 2013, were $7.4 million.

Total stockholders' equity was $41.3 million at March 31, 2014.  The Company had 7,522,974 million shares of Class A common stock outstanding and 4,710,045 million shares of Class B common stock outstanding at March 31, 2014.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze the Company’s operations between periods and over time. Investors should consider the Company’s non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Conference Call

The Company will host a conference call on May 15, 2014, at 8:30am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements And Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and Silvercrest’s future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed in the Company's filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors" in the Company's annual report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Los Angeles and Virginia, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts or as noted)

	For the three months ended March 31,
	2014	2013

Revenue
Management and advisory fees	$15,583	$12,457
Performance fees and allocations	-	3
Family office services	1,137	1,225
Total revenue	16,720	13,685
Expenses
Compensation and benefits	9,711	5,201
General and administrative	3,214	2,710
Total expenses	12,925	7,911
Income before other (expense) income, net	3,795	5,774
Other (expense) income, net
Other income, net	8	29
Interest income	20	27
Interest expense	(127)	(37)
Total other (expense) income, net	(99)	19
Income before provision for income taxes	3,696	5,793
Provision for income taxes	1,455	329
Net income	2,241	$5,464
Less: net income attributable to non-controlling interests	(1,297)
Net income attributable to Silvercrest	$944

Net income per share/unit:
Basic	$0.13	$0.53
Diluted	$0.13	$0.52

Weighted average shares/units outstanding:
Basic	7,522,974	10,339,456
Diluted	7,522,974	10,576,545

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended March 31,
	2014	2013
Reconciliation of non-GAAP financial measure:
Net income	$2,241	$5,464
Provision for income taxes	1,455	329
Delaware Franchise Tax	45	-
Interest expense	127	37
Interest income	(8)	(27)
Partner/member incentive allocations (A)	-	(2,880)
Depreciation and amortization	481	449
Equity-based compensation	515	628
Other adjustments (B)	125	137
Adjusted EBITDA	$4,981	$4,137

Adjusted EBITDA Margin	29.8%	30.2%
(A)

Partner/member incentive allocations have historically been treated as distributions of net income and recorded when paid. Upon the completion of Silvercrest’s reorganization and initial public offering, the Company accounts for partner incentive payments as an expense in its statement of operations. Accordingly, this had the effect of increasing compensation expense relative to the amounts that had been recorded historically in the Company’s financial statements.

(B)	Other adjustments consist of the following:

Loss on sub-lease (a)	$-	$(21)
Client Reimbursement	125	-
IPO professional fees	-	8
Acquisition costs (b)	-	51
Other (c)	-	99

Total other adjustments	$125	$137
(a)

Reflects the amortization recognized, on a present value basis, between the per square foot rental rate for the Company’s primary lease and a sub-lease that the Company signed in 2011 with a sub-tenant for its headquarters in New York.

(b)

Reflects the legal and accounting fees associated with the closing of the Ten-Sixty Asset Management, LLC acquisition.  Also reflects transition expenses related to integrating the Ten-Sixty Asset Management, LLC acquisition.

(c)	Represents the accrual of Quarterly Income Payments, as defined in the MW Commodity Advisors, LLC purchase agreement

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)

Adjusted Net Income and Adjusted Earnings Per Share Measures

(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended March 31,
	2014	2013
Reconciliation of non-GAAP financial measure:
Consolidated net income	$2,241	$5,464
Consolidated GAAP provision for income taxes	1,455	329
Delaware Franchise Tax	45	-
Partner/member incentive allocations (See A in Exhibit 3)	-	(2,880)
Other adjustments (See B in Exhibit 3)	125	137
Adjusted income before provision for income taxes	$3,866	$3,050

Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,546)	(1,220)

Adjusted net income	$2,320	$1,830
Adjusted earnings per share/unit:
Basic	$0.19	$0.18
Diluted	$0.19	$0.17

Shares/units outstanding:

Basic Class A shares outstanding	7,523	-
Basic Class B shares/units outstanding	4,710	10,329

Total basic shares/units outstanding	12,233	10,329

Diluted Class A shares outstanding	7,523	-
Diluted Class B shares/units outstanding (C)	4,853	10,671

Total diluted shares/units outstanding	12,376	10,671

(C)

Includes 52,188 and 176,310 unvested deferred equity units as of March 31, 2014 and 2013, respectively.  Also, 90,959 and 237,089 performance units, which are conditionally issuable units that would be issuable if March 31, 2014 and 2013, respectively, was the end of the contingency period, are included.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition

(in thousands, except par value data)

	March 31,	December 31,
	2014	2013
Assets	(Unaudited)
Cash and cash equivalents	$19,040	$27,122
Restricted certificates of deposit and escrow	1,022	1,021
Investments	100	103
Receivables, net	4,350	5,405
Due from Silvercrest Funds	2,189	2,653
Furniture, equipment and leasehold improvements, net	2,108	1,913
Goodwill	20,008	20,031
Intangible assets, net	12,229	12,589
Deferred tax asset – tax receivable agreement	24,496	25,022
Prepaid expenses and other assets	1,497	4,868
Total assets	$87,039	$100,727

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$3,613	$6,587
Accrued compensation	5,131	17,424
Notes payable	8,198	8,303
Borrowings under revolving credit facility	3,000	3,000
Deferred rent	1,628	1,742
Deferred tax and other liabilities	15,786	15,506
Total liabilities	37,356	52,562
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 7,522,974 issued and outstanding as of March 31, 2014 and December 31, 2013	75	75
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,710,045 and 4,464,617 issued and outstanding as of March 31, 2014 and December 31,2013, respectively	47	45
Additional Paid-In Capital	39,003	39,003
Retained earnings	2,140	2,099
Total stockholders’ equity	41,265	41,222
Non-controlling interests	8,418	6,943
Total stockholders’ equity	49,683	48,165
Total liabilities and stockholders’ equity	$87,039	$100,727

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

			% Change
	Three months Ended		From
	March 31,		March 31,
	2014	2013	2013
Beginning assets under management	15.7	11.2	40.2%
Gross client inflows	1.2	3.5	-65.7%
Gross client outflows	(0.6)	(1.7)	-64.7%
Market (depreciation) appreciation	(0.1)	0.6	-116.7%
Ending assets under management	16.2	13.6	19.1%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

			% Change
Three months Ended			From
March 31,			March 31,
2014		2013	2013
Beginning assets under management	10.1	8.0	26.3%
Gross client inflows	1.0	1.6	-37.5%
Gross client outflows	(0.5)	(1.5)	-66.7%
Market appreciation	-	0.5	-100.0%
Ending assets under management	10.6	8.6	23.3%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non- Discretionary Assets Under Management:

			% Change
Three months Ended			From
March 31,			March 31,
2014		2013	2013
Beginning assets under management	5.6	3.1	80.6%
Gross client inflows	0.2	2.0	-90.0%
Gross client outflows	(0.1)	(0.2)	-50.0%
Market (depreciation) appreciation	(0.1)	0.1	-200.0%
Ending assets under management	5.6	5.0	12.0%

Exhibit 8

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of March 31, 2014

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 3/31/14	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	21.4	13.0	20.4	6.9	8.1
Russell 1000 Value Index		21.6	14.8	21.8	4.8	7.0
Small Cap Value Composite	4/1/02	24.5	14.9	25.5	12.3	11.9
Russell 2000 Value Index		22.7	12.7	23.3	5.4	8.8
Smid Cap Value Composite	10/1/05	21.8	14.0	23.4	9.5	10.2
Russell 2500 Value Index		21.8	13.9	24.8	6.5	8.1
Multi Cap Value Composite	7/1/02	23.4	14.3	22.5	8.9	9.5
Russell 3000 Value Index		21.7	14.6	21.9	4.8	8.1
Equity Income Composite	12/1/03	22.9	15.9	21.5	10.0	12.2
Russell 3000 Value Index		21.7	14.6	21.9	4.8	8.3
Focused Value Composite	9/1/04	26.0	11.9	22.9	8.2	11.0
Russell 3000 Value Index		21.7	14.6	21.9	4.8	7.9

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account.  SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account.  Investment management fees have a compounding effect on cumulative results.  For example, assume SAMG LLC achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years.  If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%.  Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable.  SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

Exhibit 9

Silvercrest Asset Management Group Inc.

Model Portfolio Performance

As of March 31, 2014

(Unaudited)

MODEL PORTFOLIO PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 3/31/14	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	Inception
Income Portfolio	5/1/03	9.5	7.1	10.1	5.9	6.9
25/45/30% S&P 500, Barclays Agg, HFRI FOF Comp		7.3	6.2	9.1	4.8	6.0
Balanced Portfolio	5/1/03	13.3	8.0	13.3	6.4	8.1
50/30/20% S&P 500, Barclays Agg, HFRI FOF Comp		12.2	9.0	13.2	5.7	7.3
Growth Portfolio	5/1/03	18.6	10.0	19.1	6.9	9.5
80/10/10% S&P 500, Barclays Agg, HFRI FOF Comp		18.1	12.4	18.0	6.2	8.4

These model portfolios are not actual strategies in which clients can invest or allocate assets.  They are hypothetical combinations of: (i) internally-managed strategies in which clients are invested and (ii) externally-managed funds or products in which clients are invested.  We track three such portfolios depending on the overall strategy by which the securities purchased may be characterized.  They are Income, Growth, and Balanced (Income and Growth).  The returns shown assume annual rebalancing and reinvestment of dividends over the entirety of each of the periods shown.  Some of the underlying returns used to calculate each portfolio’s returns were net of fees and some were gross of fees. The rates of return for each of the three portfolios are presented gross of investment management fees and custody fees, but include the deduction of estimated brokerage commissions and transaction costs. An investor’s actual return on a portfolio of the type shown would be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. For example, assume the Firm achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years. If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%. Silvercrest’s standard annual asset-based fee schedule is described in Part 2 of its Form ADV, and outsourced Manager’s standard annual asset-based fee schedules are described in Part 2 of each of their Form ADVs. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Generally, investment management fees are charged based upon the size of the portfolio, computed quarterly. An investor’s actual result would be different from those portrayed in the models. A reader should not infer or assume that any portfolio is appropriate to meet the objectives, situation or needs of a particular investor, as the implementation of any financial strategy, and the purchase or sale of any security, should only be made after consultation with an attorney, tax advisor and investment advisor.  Past performance is no indication of future results.

The benchmark is a composite of the S&P 500 Index, the Barclays Capital Aggregate Index, and the HFRI Fund of Funds Composite Index.  Each index’s blend is rebalanced annually.  Index returns do not reflect a deduction for fees or expenses.  Investors cannot invest directly in any of these indices.

The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Barclays Capital Aggregate Index is an index of investment grade government and corporate bonds with a maturity of more than one year.

The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity market.

The HFRI Fund of Funds Composite Index is an index that is equal weighted, net of fees, and comprised of over 1,500 funds which report to Hedge Fund Research.